Exhibit 10.139

LOAN AGREEMENT

THIS LOAN AGREEMENT is between ENERGYTEC, INC. (the “Borrower”) and GLADEWATER NATIONAL BANK, a Texas Banking corporation (the “Bank”), as follows:

The Borrower desires to borrow from the Bank the amount of FOUR MILLION AND NO/100 ($4,000,000.00) DOLLARS, and the Bank is willing to lend such amounts to the Borrower, subject to and upon the terms and conditions set forth.

NOW, THEREFORE, it is agreed:

As security for and to guarantee the full and timely payment of the principal and interest on the Note and all other Indebtedness or liabilities of the Borrower to the Bank, whether now existing or hereafter arising:

1. Borrower will furnish Bank the following date:

a. Railroad Commission number and name of lease/well(s).

b. Name of lease operator and mailing address.

c. Purchaser of product, mailing address, owner and lease number.

d. Borrowers decimal interest and type (RI, ORR, WI, NRI).

2. Ownership of minerals must be in same name as borrower.

3. Lien Instruments. Borrower shall duly execute and deliver to the Bank Promissory Note, Deed(s) of Trust and Security Agreement(s), together with Financing Statement(s) pursuant to the Texas Uniform Commercial Code, and Assignment(s) of Production, in form and substance satisfactory to the Bank and its counsel, covering the property securing the Indebtedness, and any and all other documents deemed necessary by the Bank and its counsel to perfect a security interest with properties being pledged to secure payment of the loan contemplated hereunder.

4. Filing and Recording. Bank will, at Borrower’s cost and expense, cause all instruments and documents given as security pursuant to this Agreement to be duly recorded and/or filed in all places necessary, in the opinion of the Bank, to perfect and protect the Deed of Trust lien, or security interest of the Bank in the property covered thereby. Borrower hereby authorizes the Bank to file any Financing statement in respect of any security interest created pursuant to this Agreement which may at any time be required or which, in the opinion of the Bank, may at any time be desirable although the same may have been executed only by the Bank, or, at the option of the Bank, should Borrower refuse to execute same after notice from Bank, to sign such Financing Statement on behalf of the Borrower and file the same, and the Borrower hereby irrevocably designates the Bank, its agents, representative, and designees as agents and attorney in fact for the Borrower for this purpose. If, after notice and opportunity, Borrower refuses to execute any Financing Statement, and Bank signs and files such Financing Statement on behalf of Borrower as herein provided, Bank shall promptly furnish a copy of said financing Statement to Borrower. In the event that any re- recording or re-filing thereof (or the filing of any statements of continuation or assignment of any Financing Statement) is required to protect and preserve such mortgage, lien or security interest, the Bank will, at Borrower’s cost and expense, cause the same to be recorded and/or filed at the time and in the manner requested by the Bank.

5. Title Opinion. Borrower will furnish the Bank with Title Opinions showing Bank as first lien holder, before funding of the loan contemplated hereunder.

6. Production payments to come to Bank. Borrower hereunder has, in accordance with the Deed of Trust, Security Agreement, Financing Statement and Assignment of Production, assigned to Bank all of the oil, gas, casing head gas, condensate, and other minerals set forth in the Deed of Trust that may be produced from the mortgaged property, as defined in the Deed of Trust. Bank will notify any and all purchasers of production from the mortgaged property of said assignment(s) and provide Borrower with a copy of such notification. Bank will receive directly from the purchaser or purchasers of production all proceeds of oil and gas production accruing to the mortgaged property, for credit to Borrower hereunder. Upon receipts of the monthly run check, Bank will deposit all proceeds to Borrower’s Gladewater National Bank checking account. Proceeds in the amount of the monthly payment as described in Borrower’s note will be held until such time of the due date of each monthly payment. At that time, the regularly scheduled monthly payment will be automatically debited from Borrower’s checking account and applied to Borrower’s note. Bank will mail Borrower copies of the deposit slip as well as the check vouchers. Upon Borrower being delinquent in making payment on its note more than twice during any twelve month period, Bank shall have the right, but not the obligation, at its sole discretion, and without notice to Borrower, to apply proceeds of productions, at the time such proceeds are received by the Bank, to pay any monthly payment that is to become due and payable under the note within 30 days for receipt by the Bank of the production payment. Bank shall always have the right to apply production proceeds when received to pay any past due amount under the note. Production run checks must be made payable as follows:

Gladewater National Bank for the benefit of

ENERGYTEC, INC.

P O Box 1749

Gladewater, Texas 75647

7. Bank will automatically charge Borrower’s account for note payments of principal plus interest on the twenty seventh (27th) working day of each month, copies of transactions will be mailed to Borrower.

8. If Borrower operates the lease/wells, he will furnish Bank a list of all equipment, including serial numbers, used on pledged properties. Borrower agrees to pay for any/all inspections of equipment made by Bank or its agent.

9. Approval of Operator. Borrower will furnish Bank with the name and address of the Operator. Any change in Operators must be pre-approved by Bank. If at any time the Bank should feel that its collateral is in jeopardy due to inefficient operations, Bank may require a change in operators.

10. Properties Operated by Borrower. If Borrower is the Operator of properties, such properties must be operated in a manner consistent with state regulatory requirements.

11. Borrowing Base. During the term of the loan contemplated hereunder, the Bank will, from time to time, re-evaluate the value of the properties pledged to secure the loan contemplated hereunder, based on pricing adjusted to market fluctuations. If such re-evaluation shall reveal that the Borrower exceeds the borrowing base of the loan (being 80% of present worth of the properties pledged, as calculated by the Bank, discounted 17.5%, or 80% of the average of the preceding 6 months’ net monthly income times 32 months, whichever is less), then and in such event, within thirty (30) day’s written notice by the Bank, the Borrower shall, as required by the Bank, either:

(1)	pledge additional collateral acceptable by the Bank, in its sole discretion, in an amount sufficient to cure the borrowing base deficiency; or

(2)	make a principal reduction on the loan, sufficient to cure the borrowing base deficiency.

12. Affirmative Covenants. So long as the Borrower has any indebtedness with the Bank, Borrower will:

a.	Furnish to the Bank, within 30 days after the end of the fiscal year, a copy of its financial statement and related statement of income and expense prepared in accordance with generally accepted accounting principles by an independent certified public accountant selected by the Borrower and satisfactory to the Bank.

b.	Furnish to the Bank financial statements and related statements of income and expense as stated on page 6 of this Agreement, certified by a proper accounting officer of the Borrower.

c.	Pay and discharge all taxes, assessments and governmental charges imposed upon the Borrower or its property prior to the date on which penalties or liens attach thereto.

d.	Promptly give notice to the Bank of all litigation and all proceedings before governmental or regulatory agencies affecting the Borrower except litigation or proceedings not materially affecting the financial condition of the Borrower.

e.	From time to time, upon request by the Bank, execute and deliver to the Bank any instrument, document, assignment of other writing which may be necessary or advisable in the Bank’s opinion to carry our the terms of the Agreement and to perfect the Bank’s security interest in and facilitate the collection of any collateral securing the advances.

f.	Maintain insurance with responsible companies in the amount and types presently carried by the Borrower with the Bank named as loss payee as its interest may appear, such policies to be non-cancelable without prior written notice to the Bank.

g.	Make available to the Bank’s officers the books and records of the Borrower, including, but not limited to, the subsidiary journals, accounts receivable files, inventory records, general ledger, and correspondence files. The Bank has the right to examine its collateral at any reasonable time without prior notice.

h.	Pay reasonable expenses, including reasonable legal expenses and attorney’s fees, of the Bank which have been or may be incurred by the Bank in connection with the preparation of this agreement and the lending and incurring of obligations or liabilities hereunder, the collection of any note authorized hereby, or for the enforcement of any of the Borrowers or the Guarantors’ obligations hereunder and under any document executed to secure the payment of any note authorized hereunder, or the guaranty thereof and for the recording and filing and re-recording and re-filing of any such document.

i.	Give notice to the Bank in writing of the occurrence of any default, any change in the name of the Borrower, any change in name, identity or Company structure.

j.	Give notice to the Bank in writing of any uninsured or partially uninsured loss through fire, theft, liability or property damage.

13. Negative Covenants. The Borrower covenants and agrees that without written consent of the Bank it shall not:

a.	Make any loans to officers of the Company.

b.	From the date of this Agreement, increase the salaries of its officers by more than 10% annually.

c.	Form any new subsidiary or merge or invest in or consolidate with any corporation or other entity, or sell, lease, assign, transfer, or otherwise dispose of (whether in one transaction or as a series of related transaction) all or substantially all of its assets, now pledged or hereafter pledged as collateral on loan.

14. Default. The Borrower shall be in default hereunder if any one of the following events of default shall occur and be continuing, namely:

a.	Default by the Borrower in the payment of any sums owing to the Bank or others (hereinafter referred to as the

“Indebtedness”) or if the holder of any such Indebtedness declares such Indebtedness due prior to the stated maturity because of any default thereunder; or

b.	Any representation, statement, warranty, projection, or certificate made by the Borrower in the Loan Documents, or hereafter furnished to the Bank in connection with any loan or loans hereunder, shall prove to have been incorrect in any material respect at the time of making or issuance thereof; or

c.	Default by the Borrower or any other party to the Loan Documents in the performance of any of the covenants or agreements set forth in the Loan Documents or in any other agreement or instrument executed pursuant hereto provided, however, that the provisions of this Agreement shall control in the event that any of such provisions are in conflict with the provisions of any other agreement, mortgage, indenture or instrument executed pursuant hereto and all of such provisions in such other instruments shall be deemed to be cumulative of the provisions hereof to the extent such provisions are not inconsistent herewith; or

d.	The Borrower shall apply for or consent to, or acquiesce in the appointment of a receiver, trustee, or liquidator of itself or himself or of its or his property, or admit in writing of its or his inability to pay its or his debts as they mature, or make a general assignment for the benefit of creditors or an Order of Relief be entered with respect to the Borrower by any court having competent jurisdiction in the premises, or file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, composition, readjustment or arrangement, or similar relief with creditors, under any present or future statute, law or regulation, or otherwise, or take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it or him for the purpose of affecting any of the foregoing, or it or he shall have a receiver or trustee or assignee in bankruptcy or insolvency appointed for it or him, or its or his property, without its application or consent; or

e.

The Bank determines in the exercise of its judgment that the Borrowers financial condition has deteriorated, the prospect of Repayment of the Indebtedness is impaired or that the value of the Collateral has lessened materially. Thereupon in any such case, the obligation of the Bank to extend credit hereunder to or for the account of the Borrower pursuant hereto shall immediately terminate, and the Bank shall be entitled to each and every remedy and to take each and every action permitted by the Loan Documents.

15. Waiver. No failure to exercise and no delay in exercising on the part of the Bank of any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder, preclude any other right power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in any other agreement.

16. Survival of Agreements. All agreements, representations and warranties herein made, shall survive the execution and delivery of the Notes and the Security Instruments and the making and renewal thereof.

17. Amendment. This Agreement may not be amended except in writing signed by the Borrower, the Guarantors and the Bank.

18. Successors. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Bank and the successors and assigns of each party hereto.

19. Severability. In the case any one or more of the provisions contained in the Loan Documents should be invalid, illegal, or unenforceable, in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected thereby.

20. Lawsuits. The Borrower certifies that there are no outstanding lawsuits in which it is named.

AGREEMENT

This Agreement is between ENERGYTEC, INC., (the “Borrower”) and GLADEWATER NATIONAL BANK, a Texas Banking corporation (the “Bank”) as follows:

The Borrower desires to borrow from the Bank the amount of FOUR MILLION AND NO/100 ($4,000,000.00) DOLLARS and the Bank is willing to lend such amount to the Borrower subject to and upon the terms and conditions set forth:

FINANCIAL STATEMENTS	REQUIRED
HOW OFTEN	QUARTERLY & ANNUALLY
FYE	DECEMBER 31

INCOME AND EXPENSE	REQUIRED
HOW OFTEN	QUARTERLY & ANNUALLY

INCOME TAX RETURNS	REQUIRED
HOW OFTEN	ANNUALLY

ENERGYTEC, INC.

03-29-2007	BY:	/s/ Don Lambert
DATE		DON LAMBERT, PRESIDENT
TO BE EFFECTIVE 02-27-2007

	BY:	/s/ Dorothea Krempein
DOROTHEA KREMPEIN, VICE PRESIDENT

-BORROWER-

GLADEWATER NATIONAL BANK

03-29-2007	BY:	/s/ Redonia Harper
DATE		REDONIA HARPER, PRESIDENT
TO BE EFFECTIVE 02-27-2007

-BANK-

ENERGYTEC, INC.	GLADEWATER NATIONAL BANK
4965 PRESTON PARK BLVD. SUITE 270 EAST	PO BOX 1749	Loan Number 8403287
PLANO, TX 75093	GLADEWATER, TX 75647	Date 02-27-2007
Maturity Date 02-27-2011
Loan Amount $4,000,000.00
Renewal Of 8403287

BORROWER’S NAME AND ADDRESS “I” includes each borrower above, jointly and severally.	LENDER’S NAME AND ADDRESS “You” means the lender, its successors and assigns.

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of FOUR MILLION AND N0/100 Dollars $4,000,000.00

☒ Single	Advance: I will receive all of this principal sum on 02-27-2007 . No additional advances are contemplated under this note.

☐	Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. On I will receive the amount of $ and future principal advances are contemplated.

Conditions: The conditions for future advances are

☐	Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on .

☐	Closed End Credit: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).

INTEREST: I agree to pay interest on the outstanding principal balance from 02-27-2007 at the rate of 9.750 % per year until 02-28-2007.

☒ Variable	Rate: This rate may then change as stated below.

☒	Index Rate: The future rate will be 1.500 PERCENT ABOVE the following index rate: THE BASE RATE ON CORPORATE LOANS POSTED BY AT LEAST 75% OF THE NATION’S 30 LARGEST BANKS KNOWN AS THE WALL STREET JOURNAL PRIME RATE. THE RESULT OF THIS CALCULATION WILL BE ROUNDED TO THE NEAREST 0.125

☐	Ceiling Rate: The interest rate ceiling for this note is the ceiling rate announced by the Credit Commissioner from time to time.

☒	Frequency and Timing: The rate on this note may change as often as EVERY DAY BEGINNING 02-28-2007.

A change in the interest rate will take effect ON THE SAME DAY.

☒	Limitations: During the term of this loan, the applicable annual interest rate will not be more than N/A % or less than 9.750%. The rate may not change more than % each .

Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:

☒	The amount of each scheduled payment will change. ☐ The amount of the final payment will change.

☐

ACCRUAL	METHOD: Interest will be calculated on a ACTUAL/365 basis.

POST	MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

☐	on the same fixed or variable rate basis in effect before maturity (as indicated above).

☒	at a rate equal to HIGHEST RATE PERMITTED BY LAW.

☒ LATE	CHARGE: If a payment is made more than 10 days after it is due, I agree to pay a late charge of 5.000% OF THE LATE AMOUNT

☐	ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which ☐ are ☐ are not included in the principal amount above: .

PAYMENTS: I agree to pay this note as follows:

ON DEMAND, BUT IF NO DEMAND IS MADE THEN 48 MONTHLY PAYMENTS OF $100,952.50 BEGINNING 03-27-2007. THIS IS A VARIABLE RATE LOAN AND THE PAYMENT AMOUNTS MAY CHANGE.

ADDITIONAL TERMS:

☒ SECURITY: This note is separately secured by (describe separate document by type and date):

BUSINESS CONSUMER SECURITY AGREEMENT DATED 02-27-2007

(This section is for your internal use. Failure to list a separate security document does not mean the agreement will not secure this note.)

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.	PURPOSE: The purpose of this loan is RENEW LOAN ORIGINALLY FOR OPERATIONS

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.	SIGNATURES: I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON PAGE 2). I have received a copy on today’s date.

ENERGYTEC, INC. SIGNED 03-29-2007 TO BE EFFECTIVE 02-27-2007

/s/ Don Lambert
Signature for Lender	DON LAMBERT, PRESIDENT

/s/ Redonia Harper	/s/ Dorothea Krempein
REDONIA HARPER, PRESIDENT	DOROTHEA KREMPEIN, VICE PRESIDENT

UNIVERSAL NOTE ©1984, 1991 Bankers Systems, Inc., St. Cloud, MN Form UN-TX 3/7/2002	(page 1 of 2)

DEBTOR NAME AND ADDRESS	SECURED PARTY NAME AND ADDRESS
ENERGYTEC, INC. 4965 PRESTON PARK BLVD. SUITE 270 EAST PLANO, TX 75093	GLADEWATER NATIONAL BANK PO BOX 1749 GLADEWATER, TX 75647

Type: ☐ individual ☐ partnership ☒ corporation ☐ State of organization/registration if applicable) TX ☐ If checked, refer to addendum for additional Debtors and signatures.

COMMERCIAL SECURITY AGREEMENT

The date of this Commercial Security Agreement (Agreement) is 02-27-2007

SECURED DEBTS. This Agreement will secure all sums advanced by Secured Party under the terms of this Agreement and the payment and performance of the following described Secured Debts that (check one)  ☒    Debtor  ☐

                                                                                       (Obligor) owes to Secured Party:

☒	Specific Debts. The following debts and all extensions, renewals, refinancings, modifications, and replacements (describe):

PROMISSORY NOTE #8403287 DATED 02-27-2007 IN THE NAME OF ENERGYTEC, INC. IN THE AMOUNT OF $4,000,000.00

☐	All Debts. All present and future debts, even if this Agreement is not referenced, the debts are also secured by other collateral, or the future debt is unrelated to or of a different type than the current debt. Nothing in this Agreement is a commitment to make future loans or advances.

SECURITY INTEREST. To secure the payment and performance of the Secured Debts, Debtor gives Secured Party a security interest in all of the Property described in this Agreement that Debtor owns or has sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products of the Property. “Property” includes all parts, accessories, repairs, replacements, improvements, and accessions to the Property; any original evidence of title or ownership; and all obligations that support the payment or performance of the Property. “Proceeds” includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property. This Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and Secured Party is no longer obligated to advance funds to Debtor or Obligor.

PROPERTY DESCRIPTION. The Property is described as follows:

☐	Accounts and Other Rights to Payment: All rights to payment, whether or not earned by performance, including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned. This includes any rights and interests (including all liens) which Debtor may have by law or agreement against any account debtor or obligor of Debtor.

☐	Inventory: All inventory held for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in Debtor’s business.

☐	Equipment: All equipment including, but not limited to, machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and record keeping equipment, parts, and tools. The Property includes any equipment described in a list or schedule Debtor gives to Secured Party, but such a list is not necessary to create a valid security interest in all of Debtor’s equipment.

☐	Instruments and Chattel Paper: All instruments, including negotiable instruments and promissory notes and any other writings or records that evidence the right to payment of a monetary obligation, and tangible and electronic chattel paper.

☐	General Intangibles: All general intangibles including, but not limited to, tax refunds, patents and applications for patents, copyrights, trademarks, trade secrets, goodwill, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use Debtor’s name.

☐	Documents: All documents of title including, but not limited to, bills of lading, dock warrants and receipts, and warehouse receipts.

☐	Farm Products and Supplies: All farm products including, but not limited to, all poultry and livestock and their young, along with their produce, products, and replacements; all crops, annual or perennial, and all products of the crops; and all feed, seed, fertilizer, medicines, and other supplies used or produced in Debtor’s fanning operations.

☐	Government Payments and Programs: All payments, accounts, general intangibles, and benefits including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance and diversion payments, production flexibility contracts, and conservation reserve payments under any preexisting, current, or future federal or state government program.

☐	Investment Property: All investment property including, but not limited to, certificated securities, uncertificated securities, securities entitlements, securities accounts, commodity contracts, commodity accounts, and financial assets.

☐	Deposit Accounts: All deposit accounts including, but not limited to, demand, time, savings, passbook, and similar accounts.

☒	Specific Property Description: The Property includes, but is not limited by, the following (if required, provide real estate description):

DEED OF TRUST COVERING 21 OIL AND GAS LEASES; 26 PRODUCING/ECONOMIC OIL WELLS LOCATED IN HOPKINS AND WOOD COUNTIES, TEXAS AS DESCRIBED ON EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF

USE OF PROPERTY. The Property will be used for  ☐    personal  ☒    business  ☐    agricultural  ☐                              purposes.

THIS WRTTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN

THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SIGNATURES. Debtor agrees to the terms on pages 1 and 2 of this Agreement and acknowledges receipt of a copy of this Agreement.

DEBTOR	SECURED PARTY

ENERGYTEC, INC. SIGNED 03-29-2007 TO BE EFFECTIVE 02-27-2007	GLADEWATER NATIONAL BANK

/s/ Don Lambert	/s/ Redonia Harper
DON LAMBERT	REDONIA HARPER
PRESIDENT	PRESIDENT

/s/ Dorothea Krempein
DOROTHEA KREMPEIN
VICE PRESIDENT

 ©2000 Bankers Systems, Inc., St. Cloud, MN Form SA-BUS-TX 10/24/2003 (page 1 of 2)